  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 24, 2022

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street, Suite 900
Miami, FL 33130
(Address of principal executive offices, including zip code)

(786) 209-3368
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.    Other Events.

On October 24, 2022, the board of directors of Laureate Education, Inc. (the “Company”) approved the payment of a special cash dividend (the “Dividend”) equal to $0.68 per each share of the Company’s Common Stock, par value $0.004 per share, to each holder of record on November 4, 2022. The Dividend is scheduled to be paid on November 17, 2022. Based on the current number of shares outstanding, the aggregate amount of the Dividend is expected to be approximately $112 million.

The Dividend will be taxable to holders of Company common stock. The Dividend will be treated as a dividend for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent that the Dividend exceeds the Company’s current and accumulated earnings and profits, the Dividend will first be treated as a non-taxable return of capital, causing a reduction in the tax basis of a holder’s shares, and any amounts in excess of a holder’s tax basis will result in capital gain.

The determination of the Company’s current and accumulated earnings and profits as relevant for purposes of the Dividend depends on the Company’s financial results for the 2022 taxable year and a review of certain other factors. Following the close of the 2022 taxable year and an evaluation of the Company’s earnings and profits, the Company will make appropriate disclosure as to the portion of the Dividend, if any, that was paid out of the Company’s current or accumulated earnings and profits.

All holders of Company common stock should consult their own tax advisors to determine the particular tax consequences to them of the Dividend, including the applicability and effect of any U.S. federal, state, local, non-U.S. and other tax laws.

In connection with the Dividend, the Board approved certain required adjustments under the Company’s equity award compensation plans. Subject to the payment of the Dividend, the exercise price of the Company’s options will be reduced by $0.68 per share, and holders of restricted and performance stock units will receive an amount in cash equal to $0.68 per unvested stock unit held payable when such unit vests. If all outstanding stock units vest, the aggregate amount to be paid in respect of the units will be approximately $700,000.

On October 24, 2022, the Company issued a press release regarding the Dividend. A copy of this press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K may include certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or similar expressions that concern our strategy, plans or intentions. In particular, statements regarding the impact of the Dividend and the amount, timing, process, tax treatment and impact of any future dividend represent forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 24, 2022, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Laureate Education, Inc. Press Release, dated October 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: October 24, 2022
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